GOLUB CAPITAL BDC 3, INC. INVESTOR PRESENTATION QUARTER ENDED MARCH 31, 2019

Disclaimer Some of the statements in this presentation constitute forward-looking statements, Such forward-looking statements may include statements preceded by, followed by which relate to future events or our future performance or financial condition. The or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” forward-looking statements contained in this presentation involve risks and “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” uncertainties, including statements as to: our future operating results; our business or similar words. prospects and the prospects of our portfolio companies; the effect of investments We have based the forward-looking statements included in this presentation on that we expect to make and the competition for those investments; our contractual information available to us on the date of this presentation. Actual results could differ arrangements and relationships with third parties; completion of a public offering of materially from those anticipated in our forward-looking statements and future our securities or other liquidity event; actual and potential conflicts of interest with results could differ materially from historical performance. You are advised to GC Advisors LLC ("GC Advisors"), our investment adviser, and other affiliates of Golub consult any additional disclosures that we may make directly to you or through Capital LLC (collectively, "Golub Capital"); the dependence of our future success on the reports that we have filed or in the future may file with the Securities and Exchange general economy and its effect on the industries in which we invest; the ability of Commission (“SEC”). our portfolio companies to achieve their objectives; the use of borrowed money to finance a portion of our investments; the adequacy of our financing sources and This presentation contains statistics and other data that have been obtained from or working capital; the timing of cash flows, if any, from the operations of our portfolio compiled from information made available by third-party service providers. We have companies; general economic and political trends and other external factors; the not independently verified such statistics or data. ability of GC Advisors to locate suitable investments for us and to monitor and In evaluating prior performance information in this presentation, you should administer our investments; the ability of GC Advisors or its affiliates to attract and remember that past performance is not a guarantee, prediction or projection of retain highly talented professionals; our ability to qualify and maintain our future results, and there can be no assurance that we will achieve similar results in qualification as a regulated investment company and as a business development the future. company; general price and volume fluctuations in the stock markets; the impact on our business of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations issued thereunder and any actions toward repeal thereof; and the effect of changes to tax legislation and our tax position. 2

Summary of Quarterly Results Second Fiscal Quarter 2019 Highlights − Net increase in net assets resulting from operations (i.e. net income) for the quarter ended March 31, 2019 was $3.5 million, or $0.31 per share, resulting in an annualized return on equity of 8.5%. This compares to net income of $2.7 million, or $0.34 per share, and an annualized return on equity of 9.0% for the quarter ended December 31, 2018. − Net investment income for the quarter ended March 31, 2019 was $2.9 million, or $0.26 per share, as compared to $2.1 million, or $0.26 per share for the quarter ended December 31, 2018. Excluding a $0.1 million accrual for the capital gain incentive fee (net of waiver) under GAAP, net investment income for the quarter ended March 31, 2019 was $3.0 million, or $0.271 per share, as compared to $2.2 million, or $0.281 per share, excluding a $0.1 million in accrual for the capital gain incentive fee (net of waiver) under GAAP for the quarter ended December 31, 2018. − For the quarter ended March 31, 2019, new middle-market investment commitments totaled $55.3 million in 17 portfolio companies. The fair value of investments as of March 31, 2019 was $298.3 million. Overall, total investments in portfolio companies at fair value increased by $61.8 million, or 26.1%. − The investment income yield1 for the quarter ended March 31, 2019 was 9.0% as compared to 9.1% for the quarter ended December 31, 2018. − As of March 31, 2019, we had total investor capital subscriptions of $504.1 million and contributed capital of $180.2 million (35.8% called capital ratio). On April 1, 2019, we closed on additional capital subscriptions of $12.6 million, increasing total capital subscriptions to $516.7 million. 1. Investment income yield is calculated as (a) the actual amount earned on earning investments, including interest, fee income and amortization of capitalized fees and discounts, divided by the (b) daily average of total earning investments at fair value. 3

Financial Highlights

Dollars in 000s	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019
Net income	$ 657	$ 1,197	$ 2,117	$ 2,671	$ 3,476
Net investment income	308	586	1,547	2,085	2,930
Net realized/unrealized gain (loss)	349	611	570	586	546
Distributions declared	656	1,196	2,117	2,671	3,476

Per Share [1] and Return on Equity [2] Statistics	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019
Earnings per weighted average share	$ 0.46	$ 0.46	$ 0.41	$ 0.34	$ 0.31
Net investment income per weighted average share	0.22	0.23	0.30	0.26	0.26
Accrual for capital gain incentive fee per weighted average share	0.01	0.02	0.01	0.02	0.01
Net investment income before accrual for capital gain incentive fee (net) per weighted average share [3]	0.23	0.25	0.31	0.28	0.27
Net realized/unrealized gain (loss) per weighted average share	0.24	0.23	0.11	0.08	0.05
Annualized return on equity – net income	12.5%	12.4%	10.8%	9.0%	8.5%
Annualized return on equity – net investment income	5.9%	6.1%	7.9%	7.0%	7.2%
Annualized return on equity – net investment income before accrual for capital gain incentive fee (net) [3,4]	6.2%	6.8%	8.2%	7.4%	7.3%
Net asset value	$ 15.00	$ 15.00	$ 15.00	$ 15.00	$ 15.00

1. Per share returns are calculated based on the daily weighted average shares outstanding during the period presented.
2. Return on equity calculations are based on the daily weighted average of total net assets during the period presented.
3. As a supplement to GAAP financial measures, the Company has provided this non-GAAP financial measure. The Company believes that this non-GAAP financial measure is useful as it excludes the accrual of the capital gain incentive fee which is not contractually payable under the terms of the Investment Advisory Agreement. The capital gain incentive fee payable as calculated under the Investment Advisory Agreement for the period ended March 31, 2019 is $0. However, in accordance with GAAP, the Company is required to include aggregate unrealized appreciation on investments in the calculation and accrue a capital gain incentive fee on a quarterly basis as if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Investment Advisory Agreement. Although this non-GAAP financial measure is intended to enhance investors' understanding of the Company's business and performance, this non-GAAP financial measure should not be considered an alternative to GAAP.
4. The annualized return on equity – net investment income before accrual for capital gain incentive fee is calculated as (a) the net investment income before the reduction for the accrual for capital gain incentive fee under GAAP for the period presented divided by (b) the daily average of total net assets.

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Portfolio Highlights – Portfolio Diversity Investment Portfolio $298mm // 78 Investments – Average Size $3.8mm Historical Investment Portfolio ($000) $298,309 $300 2% $275 $250 $236,519 2% $225 $200 82% Equity $175 Sub. Debt 1 $150 $143,659 2% 79% $125 One Stop $100 $89,117 Senior 85% 2% Secured $75 $50 $42,826 84% 1% $25 83% 13% 19% 16% 16% 14% $- Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 1. For all periods presented, the subordinated debt investments held represent an amount less than 1.0%. 5

Portfolio Highlights – Credit Quality

Portfolio Risk Ratings

- Over 98% of the investments in our portfolio continue to have an Internal Performance Rating of 4 or higher as of March 31, 2019 and there were no portfolio company investments on non-accrual.

	September 30, 2018			December 31, 2018			March 31, 2019		
Internal Performance Rating		Investments at Fair Value (000s)	% of Total Portfolio		Investments at Fair Value (000s)	% of Total Portfolio		Investments at Fair Value (000s)	% of Total Portfolio
5	$	1,586	1.1%	$	-	-	$	4,260	1.4%
4	$	142,073	98.9%	$	232,898	98.5%	$	290,545	97.4%
3	$	-	-	$	3,621	1.5%	$	3,504	1.2%
2	$	-	-	$	-	-	$	-	-
1	$	-	-	$	-	-	$	-	-
Total	**$**	**143,659**	**100.0%**	**$**	**236,519**	**100.0%**	**$**	**298,309**	**100.0%**

Internal Performance Ratings Definition

Rating	Definition
5	Borrower is performing above expectations and the trends and risk factors are generally favorable
4	Borrower is generally performing as expected and the risk factors are neutral to favorable
3	Borrower may be out of compliance with debt covenants; however, loan payments are generally not past due
2	Borrower is performing materially below expectations and the loan's risk has increased materially since origination
1	Borrower is performing substantially below expectations and the loan's risk has substantially increased since origination

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Quarterly Statements of Financial Condition As of (Dollar amounts in 000s, March 31, 2018 June 30, 2018 September 30, 2018 December 31, 2018 March 31, 2019 except share and per share data) (unaudited) (unaudited) (audited) (unaudited) (unaudited) Assets Investments, at fair value $ 42,826 $ 89,117 $ 143,659 $ 236,519 $ 298,309 Cash, cash equivalents and foreign currencies 14,691 9,426 3,653 6,450 29,724 Other assets 480 601 688 1,481 1,233 Total Assets $ 57,997 $ 99,144 $ 148,000 $ 244,450 $ 329,266 Liabilities and Net Assets Debt $ 24,000 $ 30,000 $ 58,500 $ 71,500 $ 136,818 Unamortized debt issuance costs (229) (381) (493) (327) (425) Other short-term borrowings – – – 7,588 – Interest payable 25 69 136 297 301 Management and incentive fee payable 103 314 729 1,132 1,521 Distributions payable 535 1,197 1,560 979 2,225 Other liabilities 273 422 343 381 4,796 Total Liabilities 24,707 31,621 60,775 81,550 145,236 Total Net Assets 33,290 67,523 87,225 162,900 184,030 Total Liabilities and Net Assets $ 57,997 $ 99,144 $ 148,000 $ 244,450 $ 329,266 Net Asset Value per Share $ 15.00 $ 15.00 $ 15.00 $ 15.00 $ 15.00 Leverage Ratio 0.72x 0.45x 0.67x 0.49x 0.75x Asset coverage 238.6% 324.6% 248.8% 305.2% 234.2% Common shares outstanding 2,219,372 4,501,543 5,815,003 10,859,989 12,268,703 7

Quarterly Operating Results

(Dollar amounts in 000s, Except share and per share data)	For the quarter ended March 31, 2018 (unaudited)	June 30, 2018 (unaudited)	September 30, 2018 (unaudited)	December 31, 2018 (unaudited)	March 31, 2019 (unaudited)
Investment Income					
Interest income	$ 645	$ 1,317	$ 2,779	$ 4,295	$ 6,033
Fee income	1	–	131	65	18
Total Investment Income	646	1,317	2,910	4,360	6,051
Expenses					
Interest and other debt financing expenses	64	225	466	1,021	1,511
Base management fee, net of waiver	71	145	281	470	674
Incentive fee – net investment income, net of waiver	6	74	285	388	503
Incentive fee – capital gains, net of waiver	18	69	69	111	68
Other operating expenses, net of reimbursement waiver	179	218	262	285	365
Total Expenses	338	731	1,363	2,275	3,121
Excise tax	1	–	–	–	–
Net Investment Income after excise tax	307	586	1,547	2,085	2,930
Net Gain (Loss) on Investments					
Net realized gain (loss) on investments and foreign currency transactions	–	–	–	9	40
Net unrealized appreciation (depreciation) on investments and foreign currency translation	349	610	570	577	506
Net gain (loss) on investments and foreign currency	349	610	570	586	546
Net Increase in Net Assets Resulting from Operations	$ 656	$ 1,196	$ 2,117	$ 2,671	$ 3,476
Per Share Data					
Earnings per weighted average share [1]	$ 0.46	$ 0.46	$ 0.41	$ 0.34	$ 0.31
Net investment income per weighted average share [1]	$ 0.22	$ 0.23	$ 0.30	$ 0.26	$ 0.26
Distributions declared per share [2]	$ 0.42	$ 0.49	$ 0.39	$ 0.31	$ 0.31
Weighted average common shares outstanding	1,425,525	2,588,187	5,201,292	7,877,554	11,092,989

1. Per share data are calculated based on the daily weighted average shares outstanding during the period presented.
2. Per share data are based on (i) the total distributions paid for each respective record date during the period presented divided by (ii) the total number of shares outstanding on each respective record date. Please see slide titled, "Common Stock and Distribution Information" included in this presentation for details on the distributions declared during the period.

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Liquidity and Capital Subscriptions Cash and Cash Equivalents − Unrestricted cash, cash equivalents and foreign currencies totaled $29.7 million as of March 31, 2019. Capital Subscriptions − As of March 31, 2019, we had total investor capital subscriptions of $504.1 million and contributed capital of $180.2 million (35.8% called capital ratio). On March 22, 2019 and April 23, 2019, we issued capital calls for 4.0% and 5.0% of total investor commitments, respectively. Debt Facilities - Availability − As of March 31, 2019, we had $38.2 million of remaining commitments and availability on our $175.0 million revolving credit facility with Signature Bank. On April 8, 2019, we amended our revolving credit facility with Signature Bank to increase the borrowing capacity from $175.0 million to $225.0 million. − As of March 31, 2019, we had $40.0 million of remaining commitments and availability on our $40.0 million revolving credit facility with GC Advisors. Debt Facilities1 - Summary Outstanding Commitment Issuer ($mm) ($mm) Interest Rate Stated Maturity Signature Bank Revolver $136.8 $175.0 LIBOR + 1.50%2 February 4, 2021 GC Advisors Revolver $0.0 $40.0 Applicable Federal Rate October 2, 2020 1. Information presented is as of March 31, 2019. 2. The Signature Bank Revolver bears interest at the Company’s election of either one-, two-, or three-month LIBOR + 1.50% per annum 9

Common Stock and Distribution Information

Distributions Paid

Date Declared	Record Date	Earnings Period	Shares Outstanding	Payment Date	Amount Per Share	Total Amount
December 6, 2017	January 23, 2018	January 2018	1,058,896.360	February 26, 2018	$ 0.1153	$ 122,078
February 6, 2018	February 23, 2018	February 2018	1,750,996.360	May 23, 2018	0.0840	147,111
February 6, 2018	March 23, 2018	March 2018	1,757,971.828	May 23, 2018	0.2204	387,460
Total for Quarter Ended March 31, 2018					**$ 0.4197**	**$ 656,649**
February 6, 2018	April 27, 2018	April 2018	2,219,371.824	July 24, 2018	0.1270	281,950
May 4, 2018	May 22, 2018	May 2018	2,219,371.824	July 24, 2018	0.1894	420,310
May 4, 2018	June 21, 2018	June 2018	2,804,322.532	July 24, 2018	0.1766	495,111
Total for Quarter Ended June 30, 2018					**$ 0.4930**	**$ 1,197,371**
May 4, 2018	July 19, 2018	July 2018	4,501,542.532	September 28, 2018	$ 0.1235	$ 555,987
August 7, 2018	August 31, 2018	August 2018	5,797,393.892	November 27, 2018	0.1577	914,488
August 7, 2018	September 21, 2018	September 2018	5,820,752.441	November 27, 2018	0.1113	645,383
Total for Quarter Ended September 30, 2018					**$ 0.3925**	**$ 2,115,858**
August 7, 2018	October 17, 2018	October 2018	6,474,023.277	December 28, 2018	$ 0.1025	$ 663,425
November 27, 2018	November 28, 2018	November 2018	8,500,263.562	December 28, 2018	0.1212	1,030,047
November 27, 2018	December 26, 2018	December 2018	10,806,835.918	February 27, 2019	0.0904	977,327
Total for Quarter Ended December 31, 2018					**$ 0.3141**	**$ 2,670,799**
November 27, 2018	January 21, 2019	January 2019	10,859,989.050	February 27, 2019	$ 0.1153	$ 1,251,675
February 5, 2019	February 26, 2019	February 2019	10,859,989.050	May 24, 2019	0.0809	879,031
February 5, 2019	March 27, 2019	March 2019	12,268,702.801	May 24, 2019	0.1097	1,345,915
Total for Quarter Ended March 31, 2019					**$ 0.3059**	**$ 3,476,621**

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Common Stock and Distribution Information Distributions Declared Amount Per Date Declared Record Date Earnings Period Shares Outstanding Payment Date Total Amount Share February 5, 2019 April 29, 2019 April 2019 13,612,944.162 July 26, 2019 TBD TBD May 7, 2019 May 17, 2019 May 2019 TBD July 26, 2019 TBD TBD May 7, 2019 June 14, 2019 June 2019 TBD July 26, 2019 TBD TBD May 7, 2019 July 19, 2019 July 2019 TBD September 27, 2019 TBD TBD 11